UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 19, 2019

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, the Board of Directors (the “Board”) of BayCom Corp (the “Company”) approved an increase in the size of the Board from eight to nine directors and appointed Syvia L. Magid to fill the vacancy created by such increase.  This appointment will be effective as of December 1, 2019.  Ms. Magid will serve until the next annual meeting of stockholders.  Ms. Magid has also been appointed to the board of directors of United Business Bank (the “Bank”), the Company’s wholly owned banking subsidiary, effective as of December 1, 2019.  The Board has appointed Ms. Magid to serve on the Bank’s Asset/Liability Committee.

Ms. Magid is a corporate attorney and has been in private practice for twenty-five years.  Ms. Magid has been a Partner with Fox Rothschild LLP ("Fox”), a nation-wide law firm, since January 2014, when her prior firm, MBV Law LLP was acquired by Fox.  Ms. Magid provides a variety of legal services including advising clients on mergers, acquisitions and reorganizations, succession planning, corporate governance and other matters, and contract drafting and negotiations.  A portion of her practice is devoted to assisting architects, engineers, and other design professionals with their legal needs.

There was no arrangement or understanding pursuant to which Ms. Magid was selected as a director of the Company.  There are no family relationships between any of the Company’s directors or officers and Ms. Magid.   In addition, there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Magid was a participant or in which Ms. Magid has any direct or indirect material interest.

Ms. Magid is eligible to receive compensation for her service in accordance with the standard compensation arrangements for non-employee directors as described under the heading “Management - Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on May 9, 2019.

On November 22, 2019, the Company issued a press release announcing the appointment of Ms. Magid as a member of the Board.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01            Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release dated November 22, 2019 announcing appointment of new director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date:	November 22, 2019	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive Vice President, Chief Financial Officer and Corporate Secretary

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